Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 21, 2024, with respect to the consolidated financial statements of Cloudflare, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Santa Clara, California
February 21, 2024